Exhibit 21 (e)
                    Monthly Certificateholders' Statement

                    Sears Credit Account Master Trust II

                      Series 1995-4 Monthly Statement

Distribution Date:July 15, 1997     Due Period Ending: June, 1997

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994 by and among Sears, Roebuck and Co., Sears Receivables Financing Group, Inc. and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and Distribution Date listed above is set forth below:

1.Payments or Allocations to Series 1995-4 Investors this Due
  Period

                        Total              Interest     Principal
  Series 1995-4

  Class A            $2,604,166.67      $2,604,166.67       $0.00

  Class B              $119,062.50        $119,062.50       $0.00

  Class C                    $0.00              $0.00       $0.00


2.Principal Receivables at the end of the Due Period

  (a) TOTAL PRINCIPAL RECEIVABLES IN THE TRUST  $8,210,225,624.29

      Aggregate Investor Interest               $6,620,542,578.90

      Seller Interest                           $1,589,683,045.39

  (b) INVESTOR INTEREST BY GROUPS

      Group One Investor Interest               $6,620,542,578.90

  (c) INVESTOR INTEREST BY SERIES

      Series 1994-1 Investor Interest             $842,697,000.00
      Series 1994-2 Investor Interest             $344,487,578.90
      Series 1995-1 Investor Interest             $224,720,000.00
      Series 1995-2 Investor Interest             $674,158,000.00
      Series 1995-3 Investor Interest             $561,830,000.00
      Series 1995-4 Investor Interest             $561,830,000.00
      Series 1995-5 Investor Interest             $568,250,000.00
      Series 1996-1 Investor Interest             $561,830,000.00
      Series 1996-2 Investor Interest             $561,830,000.00
      Series 1996-3 Investor Interest             $561,830,000.00
      Series 1996-4 Investor Interest             $561,830,000.00
      Series 1996-5 Investor Interest             $595,250,000.00

  (d) INVESTOR INTEREST BY CLASS (SERIES 1995-4)

      Class A Investor Interest                   $500,000,000.00
      Class B Investor Interest                    $22,500,000.00
      Class C Investor Interest                    $39,330,000.00

      TOTAL CLASS INVESTOR INTEREST               $561,830,000.00


3.Allocation of Collections During the Due Period

  (a)  TOTAL COLLECTIONS                          $550,536,101.47

       Principal Receivables Collected            $416,095,714.85

        Finance Charge Receivables Collected      $134,440,386.62

                            Finance Charge   Principal      Yield
                            Collections   Collections Collections
  (b) ALLOCATION OF
      COLLECTIONS WITH
      RESPECT TO THE
      INVESTOR INTEREST
      AND THE SELLER INTEREST

      Aggregate Investor
      Allocation (Aggregate
      Investor Percentage
      multiplied by total
      Collections received
      during the Due Period) $108,536,660.72  $335,923,159.37 N/A

      Seller Allocation
      (Seller Percentage
      multiplied by total
      Collections received
      during the Due Period)  $25,903,725.92   $80,172,555.48 N/A

  (c) Group One Allocation   $108,536,660.72  $335,923,159.37 N/A

  (d) Series 1995-4 Allocation $9,150,781.76   $28,321,854.55 N/A


  4. Information Concerning Controlled Amortization Amount

                                                    Total
                               Amount          Distributions
                             Distributed       through this
                              Due Period        Due Period

        SERIES 1995-4 BY CLASS:

          Class A                   $0.00             $0.00

          Class B                   $0.00             $0.00

          Class C                   $0.00             $0.00


  5. Investor Charged-Off Amounts
                                                  This Due Period
     (a) Group One (the sum of the Series
         Investor Charged-Off Amounts for all
         Series in Group One)                      $42,668,668.01

     (b) Series 1995-4 (the sum of the Class
         Investor Charged-Off Amounts for all
         Classes in Series 1995-4)                  $3,597,417.37

     (c) Series 1995-4 By Class:

         Class A (Class A Percentage multiplied
         by the Charged-Off Amount)                 $3,201,517.69

         Class B (Class B Percentage multiplied
         by the Charged-Off Amount)                   $144,068.30

         Class C (Class C Percentage multiplied
         by the Charged-Off Amount)                   $251,831.38


  6. Investor Losses

                                                         Total
     (a) Group  One                                         $0.00

     (b) Series 1995-4                                      $0.00

     (c) Series 1995-4 By Class:

         Class A                                            $0.00

         Class B                                            $0.00

         Class C                                            $0.00


  7. Monthly Servicing Fee Payable This Due Period

     SELLER SERVICING FEE                           $2,650,682.52

    INVESTOR SERVICING FEE

     (a) Group One                                 $11,073,295.31
     (b) Series 1995-4                                $936,383.33


  8. Performance Analysis

     (a) Portfolio Yield (Finance Charge Collections
         during the Due Period divided by Principal
         Receivables in the Trust as of the first
         day of the Due Period)                            19.54%

     (b) Charge-Offs (Charged-Off Amounts during the
         Due Period divided by Principal Receivables
         in the Trust as of the first day of the Due
         Period)                                           7.68%

     (c) Investor Servicing Fee Percentage (weighted
         average of Investor Servicing Fees for Series
         1995-4)                                            2.00%

     (d) Weighted Average Certificate Rate (weighted
         average certificate rates for all classes of
         Series 1995-4)                                     5.82%

     (e) Series Excess Servicing Percentage (Portfolio
         Yield minus the sum of Charge-Offs, the
         Investor Servicing Fee Percentage and the
         Weighted Average Certificate Rate)                4.04%

     (f) Total Payment Rate (Aggregate Collections
         during the Due Period divided by the aggregate
         amount of Receivables in the Trust as of the
         first day of the Due Period)                      6.56%

  9. Summary Delinquency Aging Information

        The aging of delinquent receivables is summarized
        as follows (1):
                                         June, 1997
        Delinquencies as a % of balances
           60 - 89 days past due.........1.72%
           90 - 119 days past due........1.25%
           120 days or more past due.....2.55%
        Total Delinquencies              5.52%

     (1) An account is considered delinquent when it is past due a total of three or more scheduled monthly payments.
         Delinquencies as of the end of each month are divided by balances at the beginning of each such month.

                            THE FIRST NATIONAL BANK OF CHICAGO,
                                         as Trustee

                              By:_____________________________
                                   J. G. Finley